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                                                                   EXHIBIT 23.3


                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated November 4, 1994 on the Financial Statements of United Waste Service, Inc. included in this Form 8-K into Republic Waste Industries, Inc.'s previously filed Registration Statements on Forms S-3 (Registration Nos. 33-61649 and 33-62489) and S-8 (Registration No. 33-93742).




                                           JONES AND KOLB


Atlanta, Georgia,
 October 26, 1995.